URANIUM 308 CORP.
2820 W. Charleston Blvd., Suite 22
Las Vegas, NV 89102

Symbol: URCO - OTCBB

NEWS RELEASE

COMPLETE MULTI-ELEMENT & URANIUM ASSAY RESULTS OF JANCHIVLAN DIAMOND DRILL CORE SAMPLES RECEIVED FROM SGS GROUP LAB

DISCOVERIES INCLUDE FOUR ORE-GRADE MINERALIZATION ZONES
WITH TOTAL THICKNESS OF 21.1METRES AND 27 ANOMALOUS
MINERALIZED ZONES WITH TOTAL THICKNESS OF 161.45 METRES

February 27, 2008

Las Vegas, Nevada USA. – Uranium 308 Corp. (OTCBB: URCO) (The "Company") is pleased to announce that the SGS Group Lab (Toronto) has delivered second round uranium assay results from the last two Janchivlan diamond core drill holes, completing the multi-element and uranium geochemical analysis result from all six holes drilled in 2007. Three holes are from the North Block and three are from the South Block of the Janchivlan project, located 70km southeast of the Mongolian capital, Ulaanbaatar.

Based on the SGS geochemical assay results for uranium, it has been observed that the drilling intercepted most of the projected mineralized sections that the surface trenching program exposed and identified. Additional mineralized sections were found at depth. Base metal and precious metal associations with uranium indicate structural continuity with the surface geology and also provide indications for directing future exploration.

The Company is at the beginning stage of outlining the shape and extent of four (4) ore bodies within two sub-areas of the North and South Block that when more fully understood will allow for ore tonnage to be calculated. The area of influence at present is only 0.65 sq. km in a 4.2 sq. km zone of known mineralization, a fraction of the entire 196.38 sq. km Janchivlan Property. Drilling planned for 2008 will define resources in this specific known mineralization zone that can be qualified and quantified. A Qualified Person level report compliant with SEC standards will be developed for these uranium mineralizations. An updated map and detailed drilling plan for these areas will be soon available on the Company’s website.

The Company also expects that continued exploration will define additional zones of known mineralization first identified during Soviet era exploration and confirmed by the Company’s own 2007 fieldwork. From the uranium assay results detailed below in table and commentary formats, the Company has identified four (4) ore-grade, and 27 anomalous mineralized zones with a total thickness of 182.55m. An anomaly is any departure from the norm that may indicate the presence of mineralization. The ore-grade cutoff is 300ppm or 0.03% U3O8 concentration.

The following table details specific thicknesses of mineralization and concentrations of uranium by percentage, kilograms per tonne and parts per million. The table includes anomalies with a value is equal to or more than two times the background value.

Janchivlan uranium assay 2007 drill core results from
EDH=North Block (Elstiyn); UDH=South Block (Urt)

Hole	From m	To m	Width	Grade %	Grade kg/t	Grade/ppm
EDH0701-1	25.6	39.7	14.1	0.1056	1.056	1056
	23.6	24.6	1	0.0157	0.157	157
	39.7	42.45	2.75	0.0133	0.133	133
EDH0701-2	246.6	249.6	3	0.0452	0.452	452
	222.8	246.6	23.8	0.0043	0.043	43
	249.6	250.8	1.2	0.0023	0.023	23
EDH0701-3	141.75	150.75	9	0.0045	0.045	45
EDH0701-4	159.75	198.25	38.5	0.0048	0.048	48

EDH0702-1	370.3	372.3	2	0.0433	0.433	433
	372.3	378.3	6	0.0171	0.171	171
EDH0702-2	57.7	59.7	2	0.0071	0.071	71
EDH0702-3	186.3	192.3	6	0.0034	0.034	34
EDH0702-4	381.3	393.4	12.1	0.0032	0.032	32
EDH0702-5	261.3	264.3	3	0.0032	0.032	32
EDH0702-6	111.7	114.3	2.6	0.0028	0.028	28
EDH0702-7	177.3	180.3	3	0.0027	0.027	27
EDH0702-8	405.5	408.5	3	0.0027	0.027	27

EDH0703-1	22.15	40.15	18	0.0033	0.033	33
EDH0703-2	82.15	85.15	3	0.0032	0.032	32
EDH0703-3	207.5	210.5	3	0.0028	0.028	28

UDH701-1	8	10	2	0.034	0.34	340
	10	16	6	0.0076	0.076	76
	6	8	2	0.0032	0.032	32
UDH0701-2	2	4	2	0.0035	0.035	35
UDH0701-3	19	21	2	0.0042	0.042	42
UDH0701-4	31	33	2	0.0029	0.029	29
UDH0701-5	75	77	2	0.0026	0.026	26
UDH0701-6	170	172	2	0.0026	0.026	26

UDH0703-1	92.5	94	1.5	0.0042	0.042	42
UDH0703-2	86	88	2	0.0029	0.029	29

UDH0704-1	11	13	2	0.0077	0.077	77

Commentary on Mineralized Zones
with Background Values

NORTH BLOCK
EDH 0701 intercepted a 14.1-meter-thick ore grade mineralized zone from 25.6m to 39.7m with uranium concentration ranging from 331ppm to 2052ppm (0.01% to 0.2052%) U3O8. (Background is 10.8ppm (0.00108%.)) This ore zone is the combination of down dip extension of the ore bodies U1 and U2 that the surface trenching program exposed and identified. There are also 1-meter-wide and 2.75 meter-wide anomalous mineralized zones intersected on both sides of this ore-grade mineralization zone from 23.6m to 24.6m and 39.7m to 42.45m with U3O8 concentration of 157ppm and 133ppm. Another 3-meter-thick ore-grade mineralized zone is also intercepted from 246.6m to 249.6m with uranium concentration of 452ppm (0.0452%). This mineralized zone is a newly discovered structure in addition to the ones that the surface trenching program revealed.

This hole also intercepted another four separate units of 9 meters, 38.5 meters, 23.8 meters, and 1.2 meters thickness of anomalous mineralized zones from 141.75m to 150.75m (35ppm to 56ppm), 159.75m to 198.25m (31ppm to 112ppm), 222.8m to 246.6m (28ppm to 96ppm) and 249.6m to 250.8m (30ppm) respectively where background is 10.8ppm (0.00108%). All four of these anomalous zones are newly discovered structures in addition to those that the surface trenching program revealed.

EDH 0702 intercepted a 2-meter-thick ore-grade mineralized zone from 370.3m to 372.3m with uranium concentration of 433ppm (0.0433%) U3O8. (Background is 9.8ppm (0.00098%)). This ore zone is a newly discovered structure in addition to those that the surface trenching program revealed. There is also 6-meter-wide anomalous mineralized zone intersected on the side of this ore-grade mineralization zone from 372.3m to 378.3m with U3O8 concentration ranging from 149ppm and 193ppm. This hole also intercepted seven (7) other anomalous mineralized zones with a total thickness of 31.7 meters with uranium concentration ranging from 26ppm to 71ppm. (Background is 9.8ppm). All of these anomalous zones are newly discovered structures in addition to those that the surface trenching program revealed. The individual thickness and uranium concentrations of these seven (7) other anomalous mineralized zones are:

57.7m – 59.7m	2m	71ppm
381.3m – 393.4m	12.1m	26ppm - 48ppm
186.3m – 192.3m	6m	27ppm – 42ppm
261.3m – 264.3m	3m	32ppm
111.7m – 114.3m	2.6m	28ppm
177.3m – 180.3m	3m	27ppm
405.5m – 408.5m	3m	27ppm

EDH 0703 intercepted an 18-meter-thick and two 3-metre thick anomalous mineralized zones from 22.15m to 40.15m; 82.15m to 85.15m and 207.5 to 210.5m with uranium values ranging from 26ppm to 46ppm U3O8. (Background is 11.8ppm (0.00118%)). These anomalous mineralized zones are newly discovered structures that were not observed in the surface trenching program.  The multi-element analysis from additional drilling indicates a broad zone of alteration and epithermal mineralization up to 51m wide.

SOUTH BLOCK
UDH 0701 intercepted a 2-meter-thick ore-grade mineralized zone from 8m to 10m with ore-grade uranium concentration of 340ppm (0.034%) U3O8. (Background is 16.5ppm (0.00165%)). There are also 2-meter-wide and 6-meter-wide anomalous mineralized zones intersected on both sides of this ore-grade mineralization zone from 6m to 8m and 10m to 16m with U3O8 concentration of 237ppm and 32ppm. This hole also intercepted five (5) other anomalous mineralized zones with a total thickness of 10 meters with uranium concentration ranging from 26ppm to 35ppm (Background is 12.5ppm). The individual thickness and uranium concentrations of these five (5) other anomalous mineralized zones are:

2m – 4m	2m	35ppm
19m – 21m	2m	42ppm
31m – 33m	2m	29ppm
75m – 77m	2m	26ppm
170m – 172m	2m	26ppm

UDH 0703 intercepted a 1.5-meter-thick and a 2-metre-thick anomalous mineralized zone from 92.5m to 94m and 86m to 88m with a uranium value of 42ppm and 29ppm U3O8. (Background is 12.5ppm (0.00125%)). These anomalous zones are newly discovered structures in addition to the ones that the surface trenching program revealed.

UDH 0704 intercepted a 2-meter-thick anomalous mineralized zone from 11m to 13m with a uranium value of 77ppm U3O8. (Background is 14.1ppm (0.00141%)). This anomalous zone is the down dip extension of the ore body U2 that the surface trenching program exposed.

About Uranium 308 Corp.
Uranium 308 Corp. is a mineral exploration and development company engaged in the acquisition, exploration and development of large scale low-cost, high-value properties internationally. Uranium 308 Corp.’s current primary focus is uranium exploration in Mongolia. www.uranium308corp.com

For more information, please contact: Investor Relations: 1-866-892-5232

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Uranium 308 Corp., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Uranium 308 Corp. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Uranium 308 Corp. does not undertake any obligation to update any forward looking statement, except as required under applicable law.